UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 25, 2018
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Kyto BioPharma Inc.
(Exact name of registrant as specified in its charter)
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Florida	65-108-6538
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022
(Address of principal executive offices) (Zip Code)

(416) 960-8770
(Issuer’s telephone number)
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 – Corporate Governance

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Corporation has accepted the resignation of Georges Benarroch as President and Chief Executive Officer and elected Mr. Benarroch as Chairman of the Board of Directors. He remains Corporate Secretary and Treasurer. Dr. Paul Russo has been appointed President and Chief Executive Officer and has been elected a Director of the Corporation. Simon P. Westbrook has been appointed Chief Financial Officer of the Corporation. Peter Prendergast has resigned as Director of the Corporation.

The Corporation has granted to Paul Russo, President and Chief Executive Officer and Director an incentive stock option to purchase 2,697,085 shares of the Common stock of the Corporation at $0.006 per share. This stock option will vest upon completion of subscription of a minimum of $700,000 of Preferred Units and is exercisable as follows: 70% upon Initial Closing and the remaining 30% on the earlier of the Closing of $1,200,000 of Preferred Units (inclusive of debt conversion) or July 15, 2018.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Consent of a Majority of the Shareholders, the Corporation has filed an Amendment to its Article of Incorporation with the State of Florida changing its name from Kyto BioPharma Inc. to Kyto Technology and Life Science, Inc. and its address to 13050 La Paloma Rd., Los Altos Hills, CA 94022

Item 5.07 – Submission of Matters to a Vote of Security Holders

On March 26, 2018 a submission on Florida Section 607.0704 of the Florida Business Corporation Act was sent to the company. Pursuant to this Section it is possible for shareholders owning a majority of the outstanding stock of the Company to take an action without the requirement of a meeting

The action taken by the majority shareholders was to amend the Corporation’s Article of Incorporate to authorize a total of 1,500,000 new Class B Preferred shares with a par value of $0.80 per share, such shares to be voting and to have liquidation preference at a rate of two times par value over the Corporation’s common stock and Class A preferred shares.

The voting rights of the shareholder which signed the “Action Taken by Shareholders without a Meeting” total 2,697,085 shares. The total outstanding shares as reported in Form 10-K for fiscal year ended March 31, 2017 were 3,139,747.

SECTION 8 – Other Matters

Item 8.01 – Other Events

The Corporation has offered up to 1,500,000 Preferred Units, each Unit consisting of 1 of the Corporation’s Class B Preferred Shares convertible into 1 of the Corporation’s Common Shares and 1 Warrant exercisable into 1 of the Corporation’s Common Shares at an exercise price of $1.20 per Share for a period of three (3) years from issuance, to accredited investors under Rule 506 of Regulation D of the Securities Act 1933 to close on or before July 15, 2018. As of filing date, the Corporation had accepted subscriptions for a total of 1,056,250 Preferred Units for a total of US$845,000 (inclusive of debt conversion). The Corporation will continue to offer its Preferred Units to accredited investors until the final closing date of July 15, 2018. The Corporation has submitted a Form D filing to the United States Securities and Exchange Commission for this Offering.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KYTO BIOPHARMA INC.

Date: April 30, 2018	By:	/s/ Georges Benarroch
Georges Benarroch
President and CEO